EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
bebe stores, inc.
We consent to the incorporation by reference in Registration Statement Nos. 333-156038, 333-140589, 333-137683, 333-121588, 333-62096, and 333-65021 on Form S-8 of our report dated September 18, 2014 relating to the consolidated financial statements of bebe stores, inc., and the effectiveness of bebe stores, inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of bebe stores, inc. for the fiscal year ended July 5, 2014.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
September 18, 2014